SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14927	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 4, 2006, stockholders of Opinion Research Corporation (“ORC”) approved the Agreement and Plan of Merger, dated as of August 4, 2006 and amended on October 16, 2006, by and among infoUSA Inc., Spirit Acquisition, Inc. and ORC, which provides for the merger of Spirit Acquisition, Inc., a wholly owned subsidiary of infoUSA Inc., with and into ORC, with ORC continuing as the surviving corporation and a wholly owned subsidiary of infoUSA Inc. (the “Merger”). On December 4, 2006, following approval of the Agreement and Plan of Merger by ORC stockholders, the Merger was completed. As a result of the Merger, ORC has been acquired by infoUSA Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: December 4, 2006	By:	/s/ Douglas L. Cox
	Name:	Douglas L. Cox
	Title:	Executive Vice President and Chief Financial Officer